Exhibit 99.1

Modular Medical Announces FDA Clearance of the MODD1 Insulin Pump

●	MODD1 is a patch pump for ALL adults with Type 1 and Type 2 diabetes

●	Designed to be simpler and more affordable to expand access to diabetes technology for previously underserved communities

●	Commercial availability expected in early 2025

SAN DIEGO, CA / ACCESSWIRE / Sept. 4, 2024 / Modular Medical, Inc. (the “Company” or “Modular Medical”) (Nasdaq: MODD), an insulin delivery system technology company preparing to launch a market expansion product with a more accessible, easier to prescribe, and easier to pay for and live with technology, today announced it has received U. S. Food and Drug Administration (“FDA”) clearance to market and sell its MODD1 pump in the United States. With its commercial manufacturing infrastructure substantially established, the Company anticipates the MODD1 should be available for sale in early 2025.

“For too long, the benefits of superior glycemic control achieved by insulin pumps have, due to cost and complexity, been restricted to only the most sophisticated, motivated and well-insured users. The goal of Modular Medical has always been to change this by making diabetes technology accessible and affordable to underserved communities. We seek to make the experience of going ‘on a pump’ simpler and less intimidating and to widen the base beyond the current pump users,” said Jeb Besser, CEO of Modular Medical.

“I want to thank our employees for their hard work and dedication in bringing this product to the market and our shareholders for their ongoing support of the Company. We will continue to deliver on our mission of enabling ‘diabetes care for the rest of us’ and delivering on the needs of all patients and clinicians,” added Paul DiPerna, Chairman and President of Modular Medical.

Modular Medical will hold a conference call to discuss the clearance of the MODD1 pump, as well as next steps and milestones. Details for the conference call will be announced when available.

About Modular Medical

Modular Medical, Inc. (Nasdaq:MODD) is a medical device company that will launch the next generation of insulin delivery technology. Using its patented technologies, the Company seeks to eliminate the tradeoff between complexity and clinical efficacy, thereby making top quality insulin delivery both affordable and simple to learn. The Company’s mission is to improve access to the highest standard of glycemic control for people with diabetes, taking it beyond “superusers” and providing diabetes care for the rest of us.

Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and microfluidics engineer. Prior to founding MODD, Mr. DiPerna was the founder (in 2005) of Tandem Diabetes and invented and designed its t:slim insulin pump. More information is available at https://modular-medical.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements contained in this press release. These factors include, but are not limited to, the expected timing of commercial availability for the Company’s MODD1 product, market and other conditions, whether the Company can successfully develop its proprietary technologies, whether the market will accept the Company’s products and services, whether the Company can successfully manufacture its products at high volumes, general economic, industry or political conditions in the United States or internationally, as well as other risk factors and business considerations described in the Company’s SEC filings, including its annual report on Form 10-K. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to update these forward-looking statements, except as required by law.

All trademarks mentioned herein are the property of their respective owners.

CONTACT:

Jeb Besser
Chief Executive Officer
Modular Medical, Inc.
+1 (617) 399-1741
IR@modular-medical.com